James River Coal Company Reports First Quarter 2012 Operating Results

-- Adjusted EBITDA of $29.7 Million; Capital Expenditures of $22.9 Million; Cash Interest Payments of $3.6 Million

-- Withdrawing Guidance for 2012 Capital Expenditures of $125 Million

-- Maintaining a Strong Balance Sheet With Available Liquidity of $208.5 Million

-- Reached Agreements to Ship 701,000 Tons of Thermal/Industrial and Metallurgical Coal in 2012 at an Average Sales Price of $100.02

-- Total Shipments of 3.1 Million Tons With a Cash Margin of $14.05 per ton

-- Conference Call Slides Posted to the Company Website

RICHMOND, Va., May 3, 2012 /PRNewswire/ -- James River Coal Company (NASDAQ: JRCC), today announced that it had net loss of $15.7 million or $0.45 per fully diluted share for the first quarter of 2012. This is compared to net loss of $7.6 million or $0.28 per fully diluted share for the first quarter of 2011.

Peter T. Socha, Chairman and Chief Executive Officer commented: "We are very pleased with the way that our entire organization has responded to an extremely weak coal market. Our operations team has made a number of changes to our mine portfolio to both control our cash costs and preserve capital. Our sales and trading teams have spent a great deal of time understanding the needs of our customer base and selectively adding new contract opportunities. We want to thank both our customers and our employees for their assistance in helping us during these challenging times in the world coal markets."

QUARTERLY RESULTS

The following tables show selected operating results for the quarter ended March 31, 2012 compared to the quarter ended March 31, 2011 (in 000's except per ton amounts).

Total Results	Three Months Ended March 31,
	2012		2011
	Total	Per Ton	Total	Per Ton

Company and contractor production (tons)	2,803		2,123
Coal purchased from other sources (tons)	362		46
Total coal available to ship (tons)	3,165		2,169
Coal shipments (tons)	3,051		2,073
Coal sales revenue	$ 279,763	91.70	$ 163,855	79.04
Freight and handling revenue	22,222	7.28	727	0.35

Cost of coal sold	236,889	77.64	132,819	64.07
Freight and handling costs	22,222	7.28	727	0.35

Depreciation, depletion, & amortization	30,120	9.87	16,035	7.74
Gross profit	12,754	4.18	15,001	7.24
Selling, general & administrative	15,566	5.10	9,370	4.52
Acquisition costs	-	-	4,645	2.24

Adjusted EBITDA plus acquisition costs (1)	$ 29,737	9.75	$ 23,702	11.43

(1) Adjusted EBITDA plus acquisition costs is defined under "Reconciliation of Non-GAAP Measures" in this release.
Adjusted EBITDA is used to determine compliance with financial covenants in our revolving credit facility.

Segment Results	Three Months Ended March 31,
	2012		2011
CAPP	Total	Per Ton	Total	Per Ton

Company and contractor production (tons)	2,244		1,455
Coal purchased from other sources (tons)	362		46
Total coal available to ship (tons)	2,606		1,501
Coal shipments (tons)
Steam (tons)	1,764		1,415
Metallurgical (tons)	728		-
Total Shipments (tons)	2,492		1,415
Coal sales revenue
Steam	$ 151,866	86.09	$ 137,586	97.23
Metallurgical	103,174	141.72	-	-
Total coal sales revenue	255,040	102.34	137,586	97.23
Freight and handling revenue	21,044	8.44	-	-
Cost of coal sold	$ 213,829	85.81	$ 108,699	76.82
Freight and handling costs	21,044	8.44	-	-

	Three Months Ended March 31,
	2012		2011
Midwest	Total	Per Ton	Total	Per Ton

Company and contractor production (tons)	559		668
Coal purchased from other sources (tons)	-		-
Total coal available to ship (tons)	559		668
Coal shipments (tons)
Steam (tons)	559		658
Metallurgical (tons)	-		-
Total Shipments (tons)	559		658
Coal sales revenue
Steam	$ 24,723	44.23	$ 26,269	39.92
Metallurgical	-	-	-	-
Total coal sales revenue	24,723	44.23	26,269	39.92
Freight and handling revenue	1,178	2.11	727	1.10
Cost of coal sold	$ 23,060	41.25	$ 24,120	36.66
Freight and handling costs	1,178	2.11	727	1.10

C.K. Lane, Chief Operating Officer commented: "We are working very hard at controlling our costs and conserving capital in this very volatile market. In particular, we were pleased to have both reduced our capital expenditures below expected levels and maintained our cash costs at the CAPP thermal and met mines within historical levels."

LIQUIDITY

As of March 31, 2012, the Company had available liquidity of $208.5 million calculated as follows (in millions):

Unrestricted Cash (1)	$169.4
Availability under the Revolver	100.0
Letters of Credit issued under the Revolver	(60.9)

Available Liquidity	$208.5

Restricted Cash and short term investments	$29.6

(1) Unrestricted cash does not include $19.4 million of accounts receivable that were collected in the ordinary course on April 2, 2012. The collection of this receivable did not reduce the Company's availability under the revolver.

Capital Expenditures for the first quarter of 2012 were $22.9 million.

SALES POSITION AND MARKET COMMENTS

As of May 2, 2012, we had the following agreements to ship coal at a fixed and known price (in 000's except per ton amounts):

	2012 Priced
	As of February 29, 2012		As of May 2, 2012		Change
	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton
CAPP (1)	7,917	$ 94.37	8,618	$ 94.83	701	$ 100.02
Midwest (2)	2,776	$ 44.16	2,776	$ 44.16	-	$ -

	2013 Priced
	As of February 29, 2012		As of May 2, 2012		Change
	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton
CAPP	1,337	$ 80.45	1,337	$ 80.45	-	$ -
Midwest (2)	2,140	$ 45.35	2,140	$ 45.35	-	$ -

	2014 Priced
	As of February 29, 2012		As of May 2, 2012		Change
	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton
CAPP	300	$ 75.75	300	$ 75.75	-	$ -
Midwest (2)	700	$ 49.00	700	$ 49.00	-	$ -

(1) Priced tons in CAPP do not include approximately 600,000 tons of met coal that has been sold but not yet priced.
(2) The prices for the Midwest are minimum base price amounts adjusted for projected fuel escalators.

GUIDANCE

Due to unusual volatility in the coal markets and changes to our operating structure, the Company is withdrawing guidance for 2012 Capital Expenditures of $125 million.

CONFERENCE CALL, WEBCAST AND REPLAY: The Company will hold a conference call with management to discuss the first quarter earnings May 3, 2012 at 11:00 a.m. Eastern Time. The conference call can be accessed by dialing 877-340-2553, or through the James River Coal Company website at http://www.jamesrivercoal.com. International callers, please dial 678-224-7860. A replay of the conference call will be available on the Company's website and also by telephone, at 855-859-2056 for domestic callers. International callers, please dial 404-537-3406: pass code 72023497.

James River Coal Company is one of the leading coal producers in Central Appalachia and the Illinois Basin. The company sells metallurgical, bituminous steam and industrial-grade coal to electric utility companies and industrial customers both domestically and internationally. The Company's operations are managed through eight operating subsidiaries located throughout eastern Kentucky, southern West Virginia and southern Indiana. Additional information about James River Coal can be found at its web site http://www.jamesrivercoal.com/

FORWARD-LOOKING STATEMENTS: Certain statements in this press release and other written or oral statements made by or on behalf of us are "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. Forward looking statements include, without limitation, statements regarding future sales and contracting activity, projected fuel escalators and all guidance figures. These forward-looking statements are subject to a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, the following: our cash flows, results of operation or financial condition; the consummation of acquisition, disposition or financing transactions and the effect thereof on our business; our ability to successfully integrate International Resource Partners LP and its related entities (IRP); governmental policies, regulatory actions and court decisions affecting the coal industry or our customers' coal usage; legal and administrative proceedings, settlements, investigations and claims; our ability to obtain and renew permits necessary for our existing and planned operation in a timely manner; environmental concerns related to coal mining and combustion and the cost and perceived benefits of alternative sources of energy; inherent risks of coal mining beyond our control, including weather and geologic conditions or catastrophic weather-related damage; our production capabilities; availability of transportation; our ability to timely obtain necessary supplies and equipment; market demand for coal, electricity and steel; competition; our relationships with, and other conditions affecting, our customers; employee workforce factors; our assumptions concerning economically recoverable coal reserve estimates; future economic or capital market conditions; our plans and objectives for future operations and expansion or consolidation; and the other risks detailed in our reports filed with the Securities and Exchange Commission (SEC). Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.

JAMES RIVER COAL COMPANY AND SUBSIDIARIES Consolidated Balance Sheets (in thousands, except share data)

	March 31, 2012	December 31, 2011
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$169,385	199,711
Trade receivables	108,620	107,557
Inventories:
Coal	57,298	52,717
Materials and supplies	18,047	17,800
Total inventories	75,345	70,517
Prepaid royalties	8,692	8,465
Other current assets	8,442	11,461
Total current assets	370,484	397,711
Property, plant, and equipment, net	900,094	909,294
Goodwill	26,492	26,492
Restricted cash and short term investments	29,579	29,510
Other assets	41,842	41,575
Total assets	$1,368,491	1,404,582

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$78,999	110,557
Accrued salaries, wages, and employee benefits	11,026	12,996
Workers' compensation benefits	9,200	9,200
Black lung benefits	2,512	2,512
Accrued taxes	8,624	7,563
Other current liabilities	29,860	27,861
Total current liabilities	140,221	170,689
Long-term debt, less current maturities	585,804	582,193
Other liabilities:
Noncurrent portion of workers' compensation benefits	62,163	60,721
Noncurrent portion of black lung benefits	57,000	56,152
Pension obligations	28,436	29,121
Asset retirement obligations	97,273	94,654
Other	14,021	14,390
Total other liabilities	258,893	255,038
Total liabilities	984,918	1,007,920
Commitments and contingencies
Shareholders' equity:
Preferred stock, $1.00 par value. Authorized 10,000,000 shares	-	-
Common stock, $.01 par value. Authorized 100,000,000 shares; issued and outstanding
35,982,605 and 35,671,953 shares as of March 31, 2012 and December 31, 2011	360	357
Paid-in-capital	542,707	541,362
Accumulated deficit	(113,341)	(97,682)
Accumulated other comprehensive loss	(46,153)	(47,375)
Total shareholders' equity	383,573	396,662
Total liabilities and shareholders' equity	$1,368,491	1,404,582

JAMES RIVER COAL COMPANY AND SUBSIDIARIES Consolidated Statements of Operations (in thousands, except per share data) (unaudited)

	Three Months	Three Months
	Ended	Ended
	March 31, 2012	March 31, 2011
Revenues
Coal sales revenue	$279,763	163,855
Freight and handling revenue	22,222	727
Total revenue	301,985	164,582
Cost of sales:
Cost of coal sold	236,889	132,819
Freight and handling costs	22,222	727
Depreciation, depletion and amortization	30,120	16,035
Total cost of sales	289,231	149,581
Gross profit	12,754	15,001
Selling, general and administrative expenses	15,566	9,370
Acquisition costs	-	4,645
Total operating income (loss)	(2,812)	986
Interest expense	13,385	7,851
Interest income	(214)	(55)
Miscellaneous income, net	(343)	(121)
Total other expense, net	12,828	7,675
Loss before income taxes	(15,640)	(6,689)
Income tax expense	19	915
Net loss	$(15,659)	(7,604)
Earnings (loss) per common share
Basic earnings (loss) per common share	$(0.45)	(0.28)
Diluted earnings (loss) per common share	$(0.45)	(0.28)

JAMES RIVER COAL COMPANY AND SUBSIDIARIES Condensed Consolidated Statements of Cash Flows (in thousands) (unaudited)

	Three Months	Three Months
	Ended	Ended
	March 31,	March 31,
	2012	2011
Cash flows from operating activities:
Net loss	$(15,659)	(7,604)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation, depletion, and amortization	30,120	16,035
Accretion of asset retirement obligations	1,307	801
Amortization of debt discount and issue costs	4,277	2,119
Stock-based compensation	1,348	1,178
Deferred income tax benefit	-	944
Gain on sale or disposal of property, plant and equipment	(126)	-
Changes in operating assets and liabilities:
Receivables	(1,063)	11,528
Inventories	(1,940)	(11,077)
Prepaid royalties and other current assets	4,269	244
Restricted cash	(69)	-
Other assets	(947)	1,323
Accounts payable	(31,558)	(11,118)
Accrued salaries, wages, and employee benefits	(1,970)	7
Accrued taxes	(416)	1,023
Other current liabilities	1,930	3,808
Workers' compensation benefits	1,442	1,062
Black lung benefits	1,234	1,043
Pension obligations	151	(764)
Asset retirement obligations	(218)	(460)
Other liabilities	(79)	(19)
Net cash provided by (used in) operating activities	(7,967)	10,073
Cash flows from investing activities:
Additions to property, plant, and equipment	(22,885)	(20,094)
Proceeds from sale of property, plant and equipment	526	-
Net cash used in investing activities	(22,359)	(20,094)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	-	505,000
Proceeds of Senior Notes held in escrow	-	(278,860)
Net proceeds from issuance of common stock	-	170,610
Debt issuance costs	-	(13,768)
Net cash provided by financing activities	-	382,982
Increase (decrease) in cash	(30,326)	372,961
Cash and cash equivalents at beginning of period	199,711	180,376
Cash and cash equivalents at end of period	$169,385	553,337

JAMES RIVER COAL COMPANY
AND SUBSIDIARIES
Reconciliation of Non GAAP Measures
(in thousands)
(unaudited)

EBITDA is used by management to measure operating performance. We define EBITDA as net income or loss plus interest expense (net), income tax expense (benefit) and depreciation, depletion and amortization (EBITDA), to better measure our operating performance. We regularly use EBITDA to evaluate our performance as compared to other companies in our industry that have different financing and capital structures and/or tax rates. In addition, we use EBITDA in evaluating acquisition targets.

Adjusted EBITDA is defined as EBITDA as further adjusted for certain cash and non-cash charges as specified in our revolving credit facility and is used in several of the covenants in that facility. Adjusted EBITDA plus acquisition costs further adjusts Adjusted EBITDA to add back certain non-recurring costs incurred in connection with the IRP acquisition that may not reflect the trend of future results. We believe that Adjusted EBITDA plus acquisition costs presents a useful measure of our ability to service and incur debt on an ongoing basis.

Cash margin per ton is calculated as coal sales revenue per ton less cost of coal sold per ton. Although cash margin per ton is not a measure of performance calculated in accordance with GAAP, management believes that it is useful to an investor because it is widely used in the coal industry as a measure to evaluate a company's profitability from tons sold.

EBITDA, Adjusted EBITDA, Adjusted EBITDA plus acquisition costs, and cash margin per ton are not recognized terms under GAAP and are not an alternative to net income, operating income or any other performance measures derived in accordance with GAAP or an alternative to cash flow from operating activities as a measure of operating liquidity. Because not all companies use identical calculations, this presentation of EBITDA, Adjusted EBITDA, Adjusted EBITDA plus acquisition, and cash margin per ton may not be comparable to other similarly titled measures of other companies. Additionally, EBITDA, Adjusted EBITDA, Adjusted EBITDA plus acquisition costs, and cash margin per ton are not intended to be a measure of free cash flow for management's discretionary use, as they do not reflect certain cash requirements such as tax payments, interest payments and other contractual obligations.

	Three Months Ended
	March 31	March 31
	2012	2011

Net loss	$(15,659)	(7,604)
Income tax expense	19	915
Interest expense	13,385	7,851
Interest income	(214)	(55)
Depreciation, depletion, and amortization	30,120	16,035
EBITDA (before adjustments)	$27,651	17,142
Other adjustments specified
in our current debt agreement:
Other	2,086	1,915
Adjusted EBITDA	$29,737	19,057
Acquisition costs	-	4,645
Adjusted EBITDA plus acquisition costs	$29,737	23,702

CONTACT:	James River Coal Company
Elizabeth M. Cook
Director of Investor Relations
(804) 780-3000